Exhibit 10.3

Execution Version

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of December 11, 2025, by and among Katapult Holdings, Inc., a Delaware corporation (“Katapult”), and the undersigned holders of securities of Katapult (each a “Stockholder” and collectively the “Stockholders”).

RECITALS:

WHEREAS, prior to the execution and delivery of this Agreement, Katapult, Katapult Merger Sub 1, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Katapult (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Katapult (“Merger Sub 2”), CCF Holdings LLC, a Delaware limited liability company (“CCFI”), and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (“Aaron’s”), entered into an Agreement and Plan of Merger (“Merger Agreement”), dated as of December 11, 2025, which provided, among other things, for Merger Sub 1 to merge with and into Aaron’s, with Aaron’s continuing as the surviving corporation and indirect wholly-owned subsidiary of Katapult (the “Aaron’s Merger”) and Merger Sub 2 to merge with and into CCFI, with CCFI continuing as the surviving limited liability company and indirect wholly-owned subsidiary of Katapult (the “CCFI Merger” and together with the Aaron’s Merger, collectively the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, in connection with the Mergers and the other transactions contemplated by the Merger Agreement, Katapult and the Stockholders wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1       Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Jones” shall mean Jones CapitalCorp, LLC

“Jones Group” shall mean Jones, The 1999 Janie Jones Family Trust, Allan Jones, any Affiliate thereof, any immediately family member (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended) of Allan Jones (and any of their majority-owned Affiliates) and any trust whose sole beneficiaries are Allan Jones and his immediate family members.

“Katapult Board” shall mean the Board of Directors of Katapult.

“Katapult Bylaws” shall mean the Second Amended and Restated Bylaws of Katapult.

“New Director” shall mean (a) any new director appointed to the Katapult Board pursuant to Section 2.1(b), (b) Orlando Zayas and (c) Gregory L. Zink.

“Permitted Assigns” means, with respect to a Stockholder, a Transferee of shares of Katapult Capital Stock that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, distribute, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any economic, voting or other rights in or to such security or enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

ARTICLE II
CORPORATE GOVERNANCE MATTERS

2.1       Board of Directors.

(a)       Effective as of the Closing, Katapult shall have caused each of Philip Key Bartow III, Don Gayhardt, and Derek Medlin to have resigned from the Katapult Board and any applicable committee of the Katapult Board, such that as of the Closing, Orlando Zayas and Gregory L. Zink remain as the only directors of the Katapult Board. Notwithstanding the foregoing, if the Closing occurs after Katapult’s 2026 Annual Meeting of Stockholders, effective as of the Closing, Katapult shall cause Messrs. Zayas and Zink to resign from the Katapult Board and be reappointed in accordance with Section 2.1(b)(iii).

(b)       Effective as of the Closing (or with respect to the filling of any vacancy, immediately following the effectiveness of the resignations contemplated in Section 2.1(a)), Katapult shall cause:

(i)       the size of the Katapult Board to be increased to nine directors;

(ii)       Jennifer Baldock, Michael Heller and Cory Miller to be appointed to the Katapult Board and placed in the Class of the Katapult Board whose term ends at the first Annual Meeting of Stockholders following the Closing (“Class A Directors”);

(iii)       Lynn DeVault, Gene Schutt and, if applicable, Orlando Zayas to be appointed to the Katapult Board and placed in the Class of the Katapult Board whose term ends at the second Annual Meeting of Stockholders following the Closing (“Class B Directors”);

(iv)       Will Jones, Kyle Hanson and, if applicable, Gregory L. Zink to be appointed to the Katapult Board and placed in the Class of the Katapult Board whose term ends at the third Annual Meeting of Stockholders following the Closing (“Class C Directors”); and

(v)       Kyle Hanson to serve as the executive chair of the Katapult Board.

(c)

(i)       Subject to this Section 2.1(c) and for the avoidance of doubt, if at any time prior to the third anniversary of the Closing, any New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason, then the Katapult Board shall appoint, as promptly as practicable, a substitute director to serve as a director of Katapult for the remainder of such New Director’s term.

(ii)       In the event that either Lynn DeVault or Will Jones (or any substitute director designated pursuant to this Section 2.1(c)(ii) to replace either Lynn Devault or Will Jones) (each a “Jones Designee”) (A) is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason and (B) (x) the Jones Group beneficially owns more than ten percent (10%) of the issued and outstanding shares of Katapult Common Stock and (y) the resignation, removal or cessation of the Jones Designee as a director occurs within five (5) years of Closing, then Jones shall be permitted to designate a substitute director (which person does not need to qualify as an “independent” director under NASDAQ listing rules) to serve as a director of Katapult for the remainder of the remaining term of such Jones Designee.  The identity of the substitute director identified by Jones shall be subject to the Katapult Board’s approval not to be unreasonably withheld, conditioned or delayed.  Furthermore, such substitute director shall have the same renomination rights as the Jones Designee he or she is replacing in Section 2.1(d).

(d)       Katapult agrees that:

(i)       at the first Annual Meeting of Stockholders following the Closing (the “First Annual Meeting”), the Katapult Board will nominate and recommend for election the Class A Directors (the “Katapult Class A Board Designees”);

(ii)       at the second Annual Meeting of Stockholders following the Closing (the “Second Annual Meeting”), the Katapult Board will nominate and recommend for election the Class B Directors (the “Katapult Class B Board Designees”);

(iii)       at the third Annual Meeting of Stockholders following the Closing (the “Third Annual Meeting”), the Katapult Board will nominate and recommend for election Will Jones, so long as Jones beneficially owns ten percent (10%) or more of the issued and outstanding shares of Katapult Common Stock at the date that is five (5) business days prior to the date on which the definitive proxy statement for such Annual Meeting of Stockholders is filed with the SEC, and the other Class C Directors (the “Katapult Class C Board Designees”); and

(iv)       Katapult shall use its reasonable best efforts (which will include the solicitation of proxies) to obtain the election of each of the Katapult Class A Board Designees, Class B Board Designees and Class C Board Designees at the first, second and third Annual Meetings of Stockholders following the Closing, as applicable.

(e)       For the avoidance of doubt, following the Closing, appointments to committees of the Katapult Board will be determined by the Katapult Board.

(f)       For three (3) years following the Closing, any increase in the size of the Katapult Board above nine directors shall require approval of eighty percent (80%) of the members of the then current Katapult Board.

(g)       Katapult shall reimburse each director as well as the Jones Observer for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Katapult Board or the board of directors of any of the Katapult subsidiaries, and any committees thereof, including without limitation travel (including first class airfare), lodging and meal expenses.

(h)       Katapult shall compensate each Eligible Director (as defined in Katapult’s Non-Employee Director Compensation Policy, effective as of January 6, 2023) in accordance therewith.

2.2       Prohibition on Short Form Mergers. For three (3) years following the Closing, unless approved in advance in writing by a majority of the disinterested and independent directors on the Katapult Board, the Stockholders shall not, directly or indirectly (including through one or more of their respective Affiliates), cause Katapult to engage in or consummate a merger or consolidation pursuant to Section 253 or Section 267 of the Delaware General Corporation Law.

2.3       Board Observer and Information Rights. So long as the Jones Group holds in the aggregate either (a) at least fifty percent (50%) of the Katapult Common Stock held by the Jones Group as of the Closing or (b) ten percent (10%) of the issued and outstanding shares of Katapult Common Stock, the Katapult Board shall invite a representative designated in writing to the Katapult Board by Jones, who shall initially be Allan Jones (such person at any time, the “Jones Observer”), to attend all meetings of the Katapult Board (including all committees thereof) in a nonvoting observer capacity and, in this respect, shall give such Jones Observer copies of all notices, minutes, consents, and other materials that it provides to the Katapult Board; provided, however, that such Jones Observer and Jones shall first have executed a customary board observer non-disclosure agreement; and provided further, that Katapult reserves the right to withhold any information and to exclude such Jones Observer from any meeting or portion thereof if, in the reasonable discretion of the Katapult Board, access to such information or attendance at such meeting or portion thereof would reasonably be expected to adversely affect the attorney-client privilege between Katapult and its counsel or involves or relates to a conflict of interest between Katapult and the Jones Group (collectively, “Restricted Information”) so long as the Katapult Board acts in good faith to minimize the board materials and portion of the meetings that is withheld from the Jones Observer pursuant to this proviso to only the Restricted Information.

ARTICLE III
GENERAL PROVISIONS

3.1       Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either delivered by email, personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to Katapult at the address set forth below and to any other recipient at the address indicated on Katapult’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(a)       If to Katapult, to:

Katapult Holdings, Inc.

5360 Legacy Drive, Building 2

Plano, TX 75024

Attention: Separately Supplied
Email: Separately Supplied

(b)       If to a Stockholder, to the Stockholder’s address or email address set forth on a signature page hereto.

3.2       Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Stockholders and Katapult. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

3.3       Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, Katapult shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Stockholders being deprived of the rights contemplated by this Agreement.

3.4       Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and Permitted Assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of Katapult, the Stockholders may assign this Agreement, in whole or in part, to any of its Permitted Assigns. Any attempted Transfer in violation of this Section 3.4 will be of no effect and null and void ab initio.

3.5       Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

3.6       Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

3.7       Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the courts of the State of Delaware or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 3.1 hereof. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.8       Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

3.9       Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

3.10       Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law, and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

3.11       Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

3.12       Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

3.13       No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

KATAPULT:

KATAPULT HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Katapult Holdings, Inc. Stockholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

STOCKHOLDERS:

IQV HOLDCO, LLC

By:
Name:
Title:
Address:
Email:

JONES CAPITALCORP, LLC

By:
Name:
Title:
Address:
Email:

THE 1999 JANIE JONES FAMILY TRUST

By:
Name:
Title:
Address:
Email:

Signature Page to Katapult Holdings, Inc. Stockholders Agreement

BP SPARROW I

By:
Name:
Title:
Address:
Email:

BP SPARROW II

By:
Name:
Title:
Address:
Email:

ADVANTAGE CCFI LLC

By:
Name:
Title:
Address:
Email:

Signature Page to Katapult Holdings, Inc. Stockholders Agreement